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Exhibit 10
                             AGREEMENT AND RELEASE



	THIS AGREEMENT AND RELEASE, made by and between Edwin A.
Bescherer, Jr. (hereinafter referred to as "Employee"), and The Dun
& Bradstreet Corporation (hereinafter deemed to include its worldwide subsidiaries and affiliates and referred to as "the Company").

           WITNESSETH THAT:

           WHEREAS, Employee has been employed by the Company since the date specified in the Appendix; and

           WHEREAS, the parties to this Agreement desire to enter into an agreement in order to provide certain benefits and salary continuation to Employee;

           NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

           1. Employee will resign as Executive Vice President-Finance and Chief Financial Officer of the Company and from any other titled positions held by him with the Company upon the naming of a new Chief Financial Officer of the Company.

           2. Effective on March 1, 1996, Employee will be entitled to the benefits provided under The Dun & Bradstreet Executive Transition Plan (the "Plan"), a copy of which Employee hereby acknowledges receipt, subject to the terms and conditions of such Plan and in accordance with the Summary of Benefit Entitlements specified in the Appendix. Effective on that same date, Employee will retire under the provisions of the Retirement Plan, the Pension Benefit Equalization Plan and the Supplemental Executive Benefit Plan
(SEBP). For the purpose of determining benefits under the SEBP, Employee will be deemed to have terminated his employment with the consent of the Company. No amendment to the Plan shall affect the rights of Employee hereunder.

           3. Through the Termination Date specified in the Appendix, Employee will be reasonably available to consult on matters, and will cooperate fully with respect to any claims, litigations or investigations, relating to the Company.

           4. Employee agrees that until the Termination Date Employee will not become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Employee's ownership interest is not in excess of 2% of the company whose shares are being purchased), employee, officer, director or consultant of or to a corporation,

                                   16
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or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses owned or operated by the Company; nor if Employee becomes associated with a company, partnership or individual which company, partnership or individual acts as a consultant to businesses in competition with the Company will Employee provide services to such competing businesses. The restrictions contained in this paragraph shall apply whether or not Employee accepts any form of compensation from such competing entity or consultant. Employee also agrees that until the Termination Date Employee will not recruit or solicit any customers of the Company to become customers of any business entity which competes with any of the businesses owned or operated by the Company. In addition, Employee agrees that until the Termination Date neither Employee, nor any company or entity Employee controls or manages, shall recruit or solicit any employee of the Company to become an employee of any business entity.

           5. If Employee performs services for an entity other than the Company at any time prior to the Termination Date
(whether or not such entity is in competition with the Company), Employee shall notify the Company on or prior to the commencement thereof. To "perform services" shall mean employment or services, on a full-time basis, as an employee, partner, associate, agent or otherwise on behalf of any person, principal, partnership, firm or corporation. For purposes of this paragraph 5 only, "Company" shall mean The Dun & Bradstreet Corporation and any other affiliated entity more than 50% of the voting interests of which are owned, directly or indirectly, by The Dun & Bradstreet Corporation and which has elected to participate in The Dun & Bradstreet Career Transition Plan by action of its board of directors.

           6. Employee agrees that Employee shall not directly or indirectly disclose any proprietary or confidential information, records, data, formulae, specifications or other trade secrets owned by the Company, whether oral or written, to any person or use any such information, except pursuant to court order (in which case Employee will first provide the Company with written notice of such). All records, files, drawings, documents, models, disks, equipment and the like relating to the businesses of the Company shall remain the sole property of the Company and shall not be removed from the premises of the Company. Employee further agrees to return to the Company any property of the Company which Employee may have, no matter where located, and, where applicable, not to keep any copies or portions thereof.

           7. Employee shall not make any derogatory statements about the Company and shall not make any written or oral statement, news release or other announcement relating to Employee's employment by the Company or relating to the Company, its subsidiaries, customers or personnel, which is designed to embarrass or criticize any of the foregoing.

           8. Employee agrees that in the event of any breach of the covenants contained in paragraphs 3, 4, 5, 6 or 7 in addition to any remedies that may be available to the Company, the Company may cease all payments required to be made to Employee under the Plan and recover all such payments previously made to Employee pursuant to the Plan. The parties agree that any such breach would cause injury to the Company which cannot reasonably or adequately be quantified and that such relief does not constitute in any way a penalty or a forfeiture.

           9. Employee, for Employee, Employee's family, representatives, successors and assigns releases and forever discharges the Company and its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan from any and all claims, demands, debits, damages, injuries, actions or rights of action of any nature whatsoever, whether know or unknown, which Employee had, now has or may have against the Company, its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any


                                 17
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Company plan, from the beginning of Employee's employment to and including the date of this Agreement relating to or arising out of Employee's employment with the Company or the termination of such employment other than a claim with respect to (i) a vested right Employee may have to receive benefits under any plan maintained by the Company; (ii) a right to indemnification by the Company regarding conduct of the Employee prior to the Termination Date; or (iii) rights arising under this Agreement. Employee represents that Employee has not filed any action, complaint, charge, grievance or arbitration against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan.

          10. Employee covenants that neither Employee, nor any of Employee's respective heirs, representatives, successors or assigns, will commence, prosecute or cause to be commenced or prosecuted against the Company or any of its successors, assigns, subsidiaries, affiliates, directors, officers, employees, attorneys, agents and trustees or administrators of any Company plan any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are being released by this Agreement, nor will Employee seek to challenge the validity of this Agreement, except that this covenant not to sue does not affect Employee's future right to enforce appropriately the terms of this agreement in a court of competent jurisdiction.


           11. Employee acknowledges that (a) Employee has been advised to consult with an attorney at Employee's own expense before executing this Agreement and that Employee has been advised by an attorney or has knowingly waived Employee's right to do so,
(b) Employee has had a period of at least twenty-one (21) days within which to consider this Agreement, (c) Employee has a period of seven (7) days from the date that Employee signs this Agreement within which to revoke it and that this Agreement will not become effective or enforceable until the expiration of this seven (7) day revocation period, (d) Employee fully understands the terms and contents of this Agreement and freely, voluntarily, knowingly and without coercion enters into this Agreement, (e) Employee is receiving greater consideration hereunder than Employee would receive had Employee not signed this Agreement and that the consideration hereunder is given in exchange for all of the provisions hereof and (f) the waiver or release by Employee of rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, The Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the
Older Workers Benefit Protection Act, the Fair Labor Standards
Act, the Americans with Disabilities Act, the Rehabilitation Act, the Worker Adjustment and Retraining Act (all as amended) and/or any other local, state or federal law dealing with employment or the termination thereof is knowing and voluntary and, accordingly, that it shall be a breach of this Agreement to institute any action or to recover any damages that would be in conflict with or contrary to this acknowledgment or the releases Employee has granted hereunder. Employee understands and agrees that the Company's payment of money and other benefits to Employee and Employee's signing of this Agreement does not in any way indicate that Employee has any viable claims against the Company or that the Company admits any liability whatsoever.

                                   18

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          12.  This Agreement constitutes the entire agreement of the parties and all prior negotiations or representations are merged herein. It shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives but neither this Agreement nor any rights hereunder shall be assignable by either party without the other party's consent. In addition, this Agreement supersedes any prior employment or compensation agreement, whether written, oral or implied in law or implied in fact between Employee and the Company, other than those contracts and agreements excepted from the application of section 5.7 of the Plan pursuant to the terms of such section, which prior agreements are hereby terminated.

          13. If for any reason any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this Agreement inoperative, unenforceable or invalid.

         14. Upon Employee's resignation as set forth in paragraph 1 hereof, the Change in Control Severance Agreement between the Company and Employee shall terminate in its entirety.

          15. This Agreement shall be construed in accordance with the internal laws of the State of New York, except to the extent superseded by applicable federal law.

           IN WITNESS WHEREOF, Employee and The Dun & Bradstreet
Corporation, by its duly authorized agent, have hereunder executed this Agreement.


Dated:    July 20, 1995

			\s\Edwin A. Bescherer, Jr.
                                   ---------------------------
                                    Employee

			THE DUN & BRADSTREET CORPORATION

                                    \s\Earl H. Doppelt
                                -----------------------------
                                    Senior Vice President and
                                          General Counsel










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                                                              Appendix

                       Summary of Benefit Entitlements
             Under The Dun & Bradstreet Executive Transition Plan



Employment with Company Since:        July 31, 1978



Effective Date of
Commencement of Benefits:             March 1, 1996

Termination Date:                     February 28, 1998

Salary Continuation:                  Salary - $810,000 per year
                                      Period of Time - 104 weeks

Welfare Benefit Continuation:         The Dun & Bradstreet Corporation
                                      Medical, Dental and Life
                                      Insurance Plans


Annual Bonus Payment:                 100% of the annual bonus
                                      for 1995;2/12 of the annual
                                      bonus for 1996 at time of
                                      normal payment

Long-Term Award:                      100% of the long-term
                                      awards otherwise payable for
                                      the 1993-1995; 1994-1996;
                                      and 1995-1997 cycles at time
                                      of normal payment

Financial Planning/Counseling:        As previously provided by the
                                      Company (through 2/28/98)

Profit Participation Plan
Participation:                        Through February 29, 1996

Exercisability of Stock Options:      As provided in the applicable
                                      Stock Option Plan upon retirement

Restrictions on Restricted Stock:      To lapse upon retirement in
                                       accordance with the applicable
                                       Restricted Stock Plan